SCHEDULE 14C
                              (RULE 14c-101)

               INFORMATION REQUIRED IN INFORMATION STATEMENT

                         SCHEDULE 14C INFORMATION

     INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission
    Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                            SAIPHT CORPORATION
             (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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                            SaiphT Corporation
                         170 Newport Center Drive
                                 Suite 220
                         Newport Beach, CA  92660

                    WE ARE NOT ASKING YOU FOR A PROXY
               AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           INFORMATION STATEMENT

     This information statement is being furnished in connection with action taken by shareholders holding a majority of the voting power of our company. On June 12, 2003, shareholders owning 1,735,000 shares, or 56.7% of the total outstanding shares on such date, approved amendments to our articles of incorporation to change the corporate name to "Caneum, Inc." and to adopt a class of preferred shares, and approved our 2002 Stock Option/Stock Issuance Plan. The amendments to the articles of incorporation and approval of the plan will be effective twenty days following the mailing of this information statement.

     There will not be a meeting of shareholders and none is required under Nevada General Corporation Law when an action has been approved by written consent of the holders of a majority of the outstanding shares of our common stock.

     This information statement is first being mailed on or about June 30, 2003, to the holders of our outstanding common stock as of June 12, 2003, the date the shareholder written consent was signed and delivered to us.
At June 12, 2003, we had 3,060,000 shares of our common stock outstanding. Holders of the common stock are entitled to cast one vote for each share of common stock then registered in such holder's name.

                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of June 12, 2003, by each person known to us to own beneficially more than 5% of the outstanding shares of our common stock; by each of our directors and executive officers; and by all of our directors and executive officers as a group:

                                                 Amount and Nature
Name and Address                                 of Beneficial       Percent
of Beneficial Owner        Position(s)           Ownership (1)       of Class

Sukhbir Singh Mudan        Director & President  250,000             8.17%
13542 Caminto Carmel
Del Mar, CA  92014

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Jason Dagget               Director              200,000             6.54%
1801 Century Park East
Suite 1901
Los Angeles, CA 90067

Alan Knitowski             Director              325,000(2)          10.62%
52 Timor Sea
Newport Coast, CA 92657

Robert F. Mitro            Director              325,000(3)          10.62%
20 East Main Street
#19
Los Gatos, CA 95030

Avtar Singh Ranshi         Director              105,000             3.43%
66 Marshals Drive
St. Albans
Hertfordshire AL1 4RF
UK

Steve Claflin              Vice-President        200,000(4)          6.54%
1907 No Nevada
Colorado Springs, CO 80907

Executive officers and
directors as a group
(6 persons)                                      1,405,000           45.92%

Eric Bronk                                       190,000             6.21%
3857 Birch Street
#606
Newport Beach, CA 92660
____________
     (1) Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power. The number of shares of common stock outstanding on June 12, 2003, was 3,060,000.
     (2) These shares are held in a family trust controlled by Mr.
Knitowski.
     (3) These shares are held in a family trust controlled by Mr. Mitro.
     (4) Of these shares, 10,000 are held in the name of eCom Advantage, Inc., a corporation controlled by Mr. Claflin.

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                          EXECUTIVE COMPENSATION

     There was no executive compensation awarded to, earned by, or paid to any executive officer for any services rendered in any capacity to our company or any of its subsidiaries for the years ended December 31, 2002, 2001, and 2000.

     We have no employment or compensation agreements or arrangements with any of our officers.

     No options were granted to any executive officers during the year ended December 31, 2002. No options were exercised by any executive officers during the year ended December 31, 2002. No options were held by any executive officer at June 12, 2003.

     Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. The Board of Directors has not adopted any policy in regard to the payment of fees or other compensation to directors. In April 2003 we awarded 225,000 shares each to Robert Mitro and Alan Knitowski for accepting appointment as directors.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                   TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors and the shareholders owning a majority of the voting control of our company have approved the change of the name of the corporation from "SaiphT Corporation" to "Caneum, Inc." by means of an amendment to our Articles of Incorporation.

     Management believes the current name may be misinterpreted as implying that we are engaged in the business of providing products or services in the safety field. Since our business continues to evolve, we decided to adopt a name with no specific meaning and which has no connotation with any specific industry. We believe the name "Caneum" meets these requirements.

     The Board of Directors believes that the name change, and accordingly the proposed amendment, is in the best interests of our company and its stockholders.

     The text of the amendment to the articles of incorporation is as follows: "Article I of the Articles of Incorporation shall be and it hereby is amended to read in its entirety as follows: 'The name of the corporation is Caneum, Inc.'"

Effectiveness of the Name Change

     The name change will become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Nevada. The Board intends to file the certificate of amendment twenty days following the mailing of this information statement to our shareholders.

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No Appraisal Rights

     Under Nevada law, our shareholders are not entitled to appraisal rights with respect to the name change.

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of an amendment of the articles of incorporation under Nevada General Corporation Law. Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our company. Thus, a meeting to approve the name change and the amendment to our Articles of Incorporation is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                  TO CREATE A CLASS OF 20,000,000 SHARES
                       OF AUTHORIZED PREFERRED STOCK

     The Board of Directors and the shareholders owning a majority of the voting control of our company have approved an amendment to our Articles of Incorporation to create an authorized class of 20,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). In order to effect the amendment, Section 1 of Article IV of the Articles of Incorporation will be amended to read as follows:

          Section 1. The corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this corporation is authorized to issue is one hundred twenty million (120,000,000). The number of shares of Common Stock authorized is one hundred million (100,000,000) shares, par value $0.001 per share. The number of shares of Preferred Stock authorized is twenty million (20,000,000) shares, par value $0.001.

          A.   Common Stock.

               1. Voting Rights. Except as otherwise expressly provided by law or in this Article IV, each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the corporation.

               2. Liquidation Rights. Subject to any prior or superior rights of liquidation as may be conferred upon any shares of Preferred Stock, and after payment or provision for payment of the debts and other liabilities of the corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock then outstanding shall be entitled to receive all of the assets and funds of the corporation remaining and available for distribution. Such

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     assets and funds shall be divided among and paid to the holders of
     Common Stock, on a pro-rata basis, according to the number of shares of Common Stock held by them.

               3. Dividends. Dividends may be paid on the outstanding shares of Common Stock as and when declared by the Board of Directors, out of funds legally available therefore, provided, however, that no dividends shall be made with respect to the Common Stock until any preferential dividends required to be paid or set apart for any shares of Preferred Stock have been paid or set apart.

               4. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein, or in the bylaws of the corporation, or in any amendment hereto or thereto, shall be vested in the Common Stock.

          B. Preferred Stock. Authority is hereby vested in the Board of Directors to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock.

     The Board of Directors has determined that it would be in the best interests of the company to amend the Articles of Incorporation to authorize a class of Preferred Stock in order to facilitate corporate financing and other plans, which are intended to foster our growth and flexibility. The Board of Directors believes that the creation of the class of Preferred Stock may assist us in achieving our business objectives by making financing easier to obtain. Under the terms of the Preferred Stock, the Board would be empowered, with no need for further shareholder approval, to issue Preferred Stock in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption, and other rights, preferences, and privileges as determined by the Board. The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in our capital structure than currently exists. The Board will be permitted to issue Preferred Stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of Preferred Stock could be issued publicly or privately, in one or more series, and each series of Preferred Stock could rank senior to the common stock of the Company with respect to dividends and liquidation rights.

Possible Effects of Amendment Regarding Preferred Stock

      Even though not intended by the Board, the possible overall effect of the amendment on the holders of our common stock (the "Common Stockholders") may include the dilution of their ownership interests in the company, prevention of mergers with or business combinations by us, and the discouragement of possible tender offers for shares of our common stock.

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     Upon the conversion into our common stock of shares of Preferred Stock issued with conversion rights, if any, the Common Stockholders' voting power and percentage ownership would be diluted and such issuances could have an adverse effect on the market price of our common stock. Additionally, the issuance of shares of Preferred Stock with certain rights, preferences and privileges senior to those held by our common stock could diminish the Common Stockholders' rights to receive dividends if declared by the Board and to receive payments upon our liquidation.

     If shares of Preferred Stock are issued, approval by such shares, voting as a separate class, could be required prior to certain mergers with or business combinations by us. These factors could discourage attempts to purchase control of our company even if such change in control may be beneficial to the Common Stockholders. Moreover, the issuance of Preferred Stock having general voting rights together with our common stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office, even if such changes would be favorable to shareholders generally.

     The ability of the Board, without any additional shareholder approval, to issue shares of Preferred Stock with such rights, preferences, privileges and restrictions as determined by the Board could be employed as an anti-takeover device. The amendment is not intended for that purpose and is not proposed in response to any specific takeover threat known to the Board. Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices and the Board currently has no present intention of proposing anti-takeover measures in the near future. In addition, any such issuance of Preferred Stock in the takeover context would be subject to compliance by the Board with applicable principles of fiduciary duty.

     The Board believes that the financial flexibility offered by the amendment outweighs any of its disadvantages. To the extent the proposal may have anti-takeover effects, the proposal may encourage persons seeking to acquire our company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a non-disruptive atmosphere and to discharge effectively its obligation to act on the proposed transaction in a manner that best serves all the shareholders' interests. It is also the Board's view that the existence of the Preferred Stock should not discourage anyone from proposing a merger or other transaction at a price reflective of our true value and which is in the interests of our shareholders.

Effectiveness of the Creation of the Authorized Class of Preferred Stock

     The creation of the authorized class of preferred stock will become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Nevada. The Board intends to file the certificate of amendment twenty days following the mailing of this information statement to our shareholders.

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No Appraisal Rights

     Under Nevada law, our shareholders are not entitled to appraisal rights with respect to the creation of the authorized class of preferred stock.

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of an amendment of the articles of incorporation under Nevada General Corporation Law. Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our company. Thus, a meeting to approve the creation of the authorized class of Preferred Stock and the amendment to our Articles of Incorporation is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

                       SHAREHOLDER APPROVAL OF THE
                   2002 STOCK OPTION/STOCK ISSUANCE PLAN

     On December 18, 2002, the Board of Directors adopted the 2002 Stock Option/Stock Issuance Plan. A copy of the plan is set forth in Appendix "A" to this information statement. The plan provides for the granting of stock options or the issuance of stock to the employees, officers, and consultants of our company. No options have been granted, or shares issued, under the plan.

     The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service. Awards under the plan consist of both non-qualified options and options intended to qualify as "Incentive Stock Options" under
Section 422 of the Internal Revenue Code, and stock grants.

     The following discussion sets forth the material terms and conditions of the plan:

Administration

     The plan is administered by our Board of Directors which acts as the plan administrator. However, at the discretion of the Board, it may establish a committee of members of the Board to which committee the Board may delegate administration of the plan. Members of the Board are elected by the shareholders at the annual meeting of shareholders for a term of one year. Our bylaws provide that annual meetings are to be scheduled by the Board of Directors. One of the directors of our Board, Sukhbir Singh Mudan, is also an executive officer. Non-employee members of the Board, and non-employee members of the Board of directors of our subsidiaries, are eligible to participate in the plan.

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     The Board of Directors will select the employees, directors and consultants who will be granted options or issued stock under the plan and, subject to the provisions of the plan, will determine the terms and conditions and number of shares subject to each option or stock issuance. The Board will also make any other determinations necessary or advisable for the administration of the plan and its determinations will be final and conclusive.

Shares Subject to the Plan

     The plan authorizes the issuance of shares or the granting of either incentive stock options or non-incentive stock options to purchase in the aggregate up to 3,000,000 shares of our common stock. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of our common stock. Shares of our common stock subject to unexercised options that expire or are terminated prior to the end of the period during which options may be granted under the plan will be restored to the number of shares available for issuance under the plan.

Eligibility

     The persons eligible to participate in the plan are as follows: employees of our company and any of its subsidiaries; non-employee members of our Board or non-employee members of the board of directors of any of our subsidiaries; and consultants and other independent advisors who provide services to us or any of our subsidiaries. Options may be granted, or shares issued, to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

     The plan administrator has full authority to determine which eligible persons are to be granted options and to fix the terms of the options granted not inconsistent with the provisions of the plan. The plan administrator also has full authority to determine which eligible persons are to be issued shares pursuant to the plan and the terms upon which those shares are to be issued not inconsistent with the provisions of the plan. In general, there is no limitation regarding the amount of securities that an eligible optionee or participant may receive or purchase.

Issuance of Stock and Exercise Price of Options

     The plan administrator will determine the number of shares to be issued under the stock issuance program and the purchase price thereof, and the number of shares that the optionee may purchase upon exercise of the option and the price at which the shares may be purchased. The aggregate fair market value as of the respective date or dates of the grant of any one or more options to any employee under the plan, or any other option plan of our company or its subsidiaries, which may for the first time become exercisable as an incentive stock option during any one calendar year cannot exceed the sum of $100,000. To the extent that an employee holds two or more of such options which become exercisable for the first time in the same calendar year, the $100,000 limitation on the right to exercise of those options as incentive stock options will be applied on the basis of the order in which the options were granted. Those options which are included in any amounts in excess of the $100,000 limitation will be deemed to be nonstatutory options and exercisable as nonstatutory options.

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     Stock issued under the stock issuance plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

     Irrespective of whether a participant's shares are vested or are held in escrow, a participant to whom shares under the stock issuance plan have been issued will have the right to vote those shares and to receive any regular cash dividends paid on those shares.

Term

     The plan will continue in effect until all of the stock available for grants or issuance have been acquired through exercise of options or grants of shares, or until December 1, 2010, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets. The plan may be terminated earlier or modified by the Board provided that no rights of optionees or participants may be altered unless with the consent of the persons holding options or shares of common stock pursuant to the plan who are affected.

     All options available to be granted, and stock to be issued, under the plan must be granted or issued by December 1, 2010. The plan administrator will determine the actual term of the options but no option will be exercisable after the expiration of 10 years from the date granted. No incentive stock option granted to an employee who owns more than 10% of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant. All options and unvested stock issuances outstanding at December 1, 2010, under the plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     The options granted pursuant to the plan are not transferable except by will or the laws of descent and distribution. Shares granted under the stock issuance program are not transferable until the shares are vested.

Material Terms of Stock Options

     Stock option awards under the plan consist of nonstatutory stock options (NSOs) and incentive stock options (ISOs). ISOs may be granted only to our employees or the employees of one of our subsidiaries.

     The purchase price under each option is established by the plan administrator, but in no event will it be less than 100% of the fair market value of our common stock for ISOs and 85% for NSOs. The price applicable to any option holder who holds more than 10 percent of our

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outstanding common stock, or the stock of any of our subsidiaries, will be
110% percent of fair market value. The aggregate exercise price, plus applicable taxes, are due and payable in cash or check on the date of the exercise of an option. However, the plan administrator may permit payment of the total amount due by a full-recourse, interest-bearing promissory note secured by the shares; shares of our common stock valued at fair market value on the date of exercise of the option; or through a special sale and remittance procedure through a designated brokerage firm.

     The plan administrator will fix the terms of each option, but no option can be granted for a term in excess of 10 years. The term of such an option will not be longer than five years in the case of any option holder who holds, on the date of the grant of an ISO, more than 10% of the outstanding common stock of our company or any of its subsidiaries. Upon termination of services for us or one of our subsidiaries, the option holder will have a limited time in which to exercise vested options. The plan administrator will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 20 percent of the shares subject to the option and with an initial installment for vesting which is fixed for a longer period than one year from the date of grant of the option.

     During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign or transfer any right to the option. Upon the death of the person to whom an option has been granted, the option may be exercised only by those persons who inherit from the holder of the option by will or under the applicable laws of descent and distribution.

     A person to whom an option has been granted will not have any rights as a shareholder until the option has been exercised, the full exercise price and withholding taxes payable have been paid respecting the shares issuable upon exercise of the option, and the person exercising the option has become a shareholder of record.

     The plan administrator has the authority, with the consent of the option holder affected, to cancel outstanding options and to grant in substitution therefore new options covering the same or a different number of shares at an exercise price per share based upon the fair market value per share of such stock on the date of the grant of a new option.

     If an employee is terminated for misconduct, the options granted to him will terminate immediately upon his employment termination date. Upon termination of employment with or service to our company or any of its subsidiaries of an optionee, except termination for misconduct, the following provisions will apply:

     * After termination of employment or service of an optionee for any reason other than disability, death or termination for misconduct, the optionee will have a period of three months following the date of termination of employment or service of the optionee within which to exercise all options which have vested as of the date of such termination.

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     *    Upon termination of service by reason of total disability, the optionee will have a period of 12 months following the date of termination within which to exercise all options which have vested as of the date of such termination.

     * If the employment or service of an optionee terminates by reason of the death of that optionee the personal representative of the estate of the deceased optionee or the person or persons to whom an option passes by will or the laws of descent and distribution will have a period of 12 months within which to exercise all options which have vested at the date of the death of the optionee.

     * Under no circumstance of termination of employment or service will any options be exercisable after the specified term of the option has expired.

     * The plan administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following optionee's cessation of service or death from the limited period otherwise in effect for that option to such greater period of time as the plan administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or permit the option to be exercised, during the applicable post-service exercise period, not only with respect to the number of vested shares for which such option is exercisable at the time of the optionee's cessation of service but also with respect to one or more additional installments in which the optionee would have vested under the option had the optionee continued in service.

Material Terms of Stock Grants

     At the discretion of the plan administrator, shares may be granted at such cost as determined by the plan administrator, or for no monetary compensation.

     Stock issued under the stock issuance plan may vest immediately or upon terms established by the plan administrator, provided that at least 20 percent of the total shares subject to a vesting schedule will fully vest in each calendar year on the anniversary date of the issuance of the shares.

     Irrespective of whether a participant's shares are vested or are held in escrow, a participant to whom shares under the stock issuance plan have been issued will have the right to vote those shares and to receive any regular cash dividends paid on those shares.

     If employment with or service to us terminates for whatever cause at a time when the participant holds unvested shares issued under the stock issuance plan, those shares will be immediately surrendered to us and cancelled. In the event the participant paid for the shares surrendered in cash or cash equivalent, the amount of that consideration will be repaid. In the event that the participant furnished a promissory note in payment of shares surrendered, the

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remaining balance of that note attributable to the surrendered shares will be cancelled. In the sole discretion of the plan administrator, the surrender and cancellation of any unvested shares issued under the stock issuance plan may be waived at anytime by the plan administrator subject to such terms and conditions or on no terms and conditions as the plan administrator may determine.

Federal Income Tax Consequences of the Programs

     The following is a general discussion of the federal income tax effects of participating in the plan. Because the application and effect of federal taxation depends for specific results on the precise circumstance of the individual option holder and individual participant in the plan, persons are directed to seek the advice of their legal and tax professionals for specific appropriate guidance in respecting options and shares acquired under the plan. Moreover, because state and local laws respecting income taxes are variable, persons are further directed to seek the advice of such professionals regarding the effect of these laws.

     The Option Grant Program

     Incentive Stock Options. Generally, neither the grant of an ISO nor the exercise of that option and acquisition of shares of common stock causes the recognition by the optionee of federal income taxes except as a particular optionee may be liable for such taxation under the alternative minimum tax provisions of the Internal Revenue Code discussed below. No withholding of federal taxes is required upon the exercise of an ISO or disposition of the shares of common stock acquired by exercise of that option. In order to qualify for the federal income tax benefits afforded by IBOS, an optionee must hold shares of common stock acquired by exercise of an ISO for a period of two years from the date of the grant of the option and for a period of one year after the date of exercise of the option before the optionee disposes of those shares. An earlier disposition of those shares, generally, will be a disqualifying disposition. On a qualifying disposition of shares of common stock acquired by exercise of an ISO, any gain or loss will be recognized by the optionee as a capital gain or loss. This means that the rate of taxation on gain, if any, generally, will be lower than the rate of taxation applicable to ordinary income on the amount of the gain. Gain, if any, will be the amount received on disposition by the optionee of the shares of common stock acquired by exercise of an ISO in excess of the amount paid for those shares of common stock.

     Not all dispositions of shares of common stock, though held for less than the specified holding periods of two and one years will be disqualifying dispositions. Examples are transfer by will or under the laws of descent and distribution; certain exchanges of stock for stock provided for in the Internal Revenue Code; transfer to a pledges, but not sales by the pledges; transfer by a spouse to a spouse incident to a divorce decree; and certain transfers to joint ownership by the optionee and another person. Upon a disqualifying disposition where the optionee realizes a gain, that portion of the gain by which the fair market value of the shares of common stock on the date of exercise of the ISO exceeds the exercise price for those shares on the date of exercise of the option, will be taxed at ordinary income rates. The remainder of the

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gain, if any, will be taxed at, generally, more favorable capital gain rates. However, a particular optionee may be liable to the alternative minimum tax provisions of the Internal Revenue Code.

     The excess, if any, of the fair market value of shares of common stock on the date of exercise of an ISO over the exercise price paid for those shares on the date of such an exercise, will be subject to an adjustment dictated by alternative minimum tax requirements depending upon the overall personal income of a particular optionee. When the alternative minimum tax provisions apply, and there is a disposition of the relevant shares of common stock and, further, depending upon whether the disposition is a qualifying or a disqualifying disposition of the relevant shares a portion of any gain may be taxed as ordinary income and a portion of such gain may be taxed as capital gain. In some cases, the capital gain rates, in these circumstances, are higher than normal capital gain rates but more favorable than ordinary income tax rates.

     Internal Revenue Code Section 83(b) does not permit acceleration of ordinary income to the time of the exercise of an unbelted ISO under regular federal income tax regulations. This section does permit such acceleration where the alternative minimum tax provisions apply.

     Nonstatutory Stock Options. Generally, the exercise of an NSO results in ordinary income taxable to the optionee at rates applicable to that optionee in an amount equal to the difference in the price paid for shares of common stock on exercise of the option and the fair market value of those shares on the date of exercise of the NSO. Upon the exercise of an NSO, the optionee must pay withholding taxes, social security taxes and Medicare taxes applicable to ordinary income taxable upon exercise of the NSO. In certain circumstances, where shares of common stock are acquired upon exercise of an NSO because the optionee cannot transfer those shares and the optionee is subject to a forfeiture applicable to those shares as, for example, where the optionee is an officer or director of the issuer or the holder of more than 10% of the outstanding shares of common stock of the issuer, and is therefore, subject to forfeiture under Rule 16(b) of the Exchange Act or where the shares purchased are unvested option shares, ordinary income otherwise taxable to the optionee is deferred until the relevant shares of common stock are either transferable or not subject to forfeiture. Notwithstanding that taxation of ordinary income is normally deferred in the circumstances described above, an optionee may elect to recognize ordinary income taxable at the time of exercise of an NSO as permitted under Section 83(b) of the Internal Revenue Code.

     The Stock Issuance Plan

     Any shares of common stock issued to a participant as a bonus or as an incentive to accept employment with the issuer or any of its subsidiaries will be subject to federal taxation as ordinary income in the amount of the fair market value of those shares on the date of issuance. In circumstances when a participant purchases shares of common stock under our stock issuance plan at a price less then the fair market price of those shares on the date of issuance thereof, the participant will have taxable ordinary income in the amount of the difference between the price paid for the relevant shares and the fair market value thereof on the date of issuance of the shares. In either case, the participant will have to pay applicable withholding taxes, social security taxes and Medicare taxes.

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Amendment to the Plan

     The Board of Directors has complete and exclusive power and authority to amend or modify the plan. However, no amendment or modification can adversely affect the rights and obligations with respect to options or unvested stock issuances which are outstanding under the plan unless the optionee or the participant consents to the amendment or modification. Also, the Board of Directors cannot amend the plan, without shareholder approval, in a manner which would:

     * cause options which are intended to qualify as incentive options to fail to qualify;
     *    increase the number of shares issuable over the term of the plan;
     *    cause the plan to fail to meet the requirements of Rule 16b-3; or
     *    violate applicable law.

     Options may be granted, and shares may be issued, under the plan which are in each instance in excess of the number of shares then available for issuance, so long as any excess shares actually issued would be held in escrow until shareholder approval is obtained to amend the plan to increase the number shares available for issuance. If shareholder approval were not obtained within twelve months after the date the first excess of issuances are made, then any unexercised options granted on the basis of this excess shares would terminate and cease to be outstanding and we would promptly refund to the optionees and the participants the exercise or purchase price paid for any excess shares issued under the plan and held in escrow, together with interest for the period the shares were held in escrow, and the shares would thereupon be automatically canceled and cease to be outstanding.

Effectiveness of the Approval of the Plan by the Shareholders

     The approval of the plan by the shareholders will become effective twenty days following the mailing of this information statement to our shareholders.

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the plan. Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our company. Thus, a meeting to approve the plan is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

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                         ADDITIONAL INFORMATION

     PLEASE READ THE ENTIRE DOCUMENT.  Further information is available by
request or can be accessed on the Internet.   Our company is subject to the
informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting our president, Sukhbir Singh Mudan, at (949) 644-0095.

                                   By Order of the Board of Directors



                                   _____________________________________
                                   Sukhbir Singh Mudan, President

Newport Beach, California
June 17, 2003